Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1998, which appears in the 1997 Annual Report to Stockholders of Nu Skin Enterprises, Inc. (formerly Nu Skin Asia Pacific, Inc.), which is incorporated by reference in the Nu Skin Enterprises, Inc. Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 1, 1998